CONSENT OF
RALPH E. DAVIS ASSOCIATES, INC.

We hereby consent to the use of the name "Ralph E. Davis Associates, Inc." and of references to Ralph E. Davis Associates, Inc. and to the inclusion of and references to our report, or information contained therein, dated November 4, 2004, prepared for Cadence Resources Corporation in the Registration Statement on Form S-4 of Cadence Resources Corporation for the filing dated on or about May 12, 2005.

Houston, Texas
May 12, 2005

RALPH E. DAVIS ASSOCIATES, INC.

Joseph Mustacchia, Jr.

Joseph Mustacchia, Jr.
Executive Vice-President